Exhibit 16.1

December 3, 2015

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: AB International Group Corp.

Commission File No. 333- 199238

We have read the statements that we understand AB International Group Corp. will be included under Item 4.01 of the Form 8-K report dated December 3, 2105 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado